Exhibit 10.35

Limited Waiver and

Fifth Amendment to

Loan Agreement

Borrower:	Accelerize Inc.

Date:	March 11, 2016

This Limited Waiver and Fifth Amendment to Loan Agreement (this “Amendment”) is entered into between Pacific Western Bank (“Lender”) and the borrower named above (“Borrower”).

The parties hereto agree to amend the Loan and Security Agreement between Borrower and Lender (as successor in interest by merger to Square 1 Bank), dated March 17, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Loan Agreement”), and Lender agrees to waive a certain Event of Default thereunder, as follows, effective as of the date hereof, unless otherwise indicated below, subject to the terms and conditions set forth below. Initially capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.

1.     Limited Waiver. Borrower acknowledges and agrees that: (i) Borrower has failed to maintain total Liquidity greater than or equal to the minimum amount required under Section 5 of the Schedule, including without limitation during the period of February 26 through the date hereof (such failure, including the continuation of such failure through and including the date Borrower receives the Agility Cash Infusion, defined below, may be referred to herein as the “Specified Default”); and (ii) the Specified Default constitutes an Event of Default.

Lender hereby waives the Specified Default. Such waiver does not constitute any of the following: (i) a waiver of Borrower’s obligation to meet any covenant referenced above at any other date; (ii) a waiver of any other term or provision of any of the Loan Documents; or (iii) an agreement to waive in the future any covenant referenced above, or any other term or provision of any of the Loan Documents.

2.     Credit Limit. That portion of Section 1 of the Schedule which currently reads:

“(a)	a total of $6,000,000 at any one time outstanding (the ‘Maximum Credit Limit’); or”

is hereby amended to read:

“(a)	a total of $5,072,223 at any one time outstanding (the ‘Maximum Credit Limit’); or”

Pacific Western Bank	Limited Waiver and 5th Amendment to Loan Agreement

3.     Maturity Date. Section 4 of the Schedule is hereby amended in its entirety to read:

“4. MATURITY DATE

(Section 6.1):	May 31, 2016.”

4.     Minimum Adjusted EBITDA. In Section 5 of the Schedule, the following is hereby added to the end of the table entitled “Minimum Adjusted EBITDA,” immediately following the period which reads “12 months ending Dec 31, 2015”:

Period	Minimum Adjusted EBITDA
1 month ending Jan 31, 2016	($300,000)
2 months ending Feb 29, 2016	($620,000)
3 months ending Mar 31, 2016	($845,000)
4 months ending Apr 30, 2016	($1,020,000)
5 months ending May 31, 2016	($1,200,000)

5.     Condition Precedent: Cash Infusion from Agility Capital. This Amendment is conditioned upon, and shall only be and become effective upon Borrower's receipt of cash in an amount no less than $500,000 from Agility Capital (the “Agility Cash Infusion”) in exchange for the issuance of debt securities of Borrower which are fully subordinated to the Obligations pursuant to a written subordination agreement acceptable to Lender. If Lender has not received evidence satisfactory to Lender that the foregoing condition has been satisfied, this Amendment shall be of no force or effect.

6.     Fee. In consideration for Lender entering into this Amendment, Borrower shall concurrently pay Lender a fee in the amount of $5,000, which shall be non-refundable and in addition to all interest and other fees payable to Lender under the Loan Documents. Lender is authorized to charge said fee to Borrower’s loan account or any of Borrower’s deposit accounts with Lender.

7.     Representations True. Borrower represents and warrants to Lender that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct, other than any representations or warranties which Borrower, prior to the date of this Amendment, has advised Lender in writing (including via electronic communication) are no longer true and correct, including but not limited to: (i) with respect to Section 3.2 of the Loan Agreement, the change of Borrower’s name, effective October 10, 2014; and (ii) with respect to Section 3.10 of the Loan Agreement, that certain letter from Lewis Silkin dated February 19, 2015 in regards to Cake Marketing UK Ltd., that certain Complaint by Jeff McCollum against Accelerize Inc., filed on February 23, 2015 in Orange County Superior Court, that certain Complaint by Accelerize Inc. against Jeff McCollum, filed on February 23, 2015 in Orange County Superior Court and that certain Cross-Complaint by Jeff McCollum against Accelerize Inc., filed on May 29, 2015 in Orange County Superior Court.

Pacific Western Bank	Limited Waiver and 5th Amendment to Loan Agreement

8.     No Waiver. Nothing herein constitutes a waiver of any default or Event of Default under the Loan Agreement or any other Loan Documents, whether or not known to Lender, except as set forth in Section 1 above.

9.     General Release. In consideration for Lender entering into this Amendment, Borrower hereby irrevocably releases and forever discharges Lender, and its successors, assigns, agents, shareholders, directors, officers, employees, agents, attorneys, parent corporations, subsidiary corporations, affiliated corporations, affiliates, participants, and each of them (collectively, the “Releasees”), from any and all claims, debts, liabilities, demands, obligations, costs, expenses, actions and causes of action, of every nature and description, known and unknown, which Borrower now has or at any time may hold, by reason of any matter, cause or thing occurred, done, omitted or suffered to be done prior to the date of this Amendment (collectively, the “Released Claims”). Borrower hereby irrevocably waives the benefits of any and all statutes and rules of law to the extent the same provide in substance that a general release does not extend to claims which the creditor does not know or suspect to exist in its favor at the time of executing the release, and, without limiting the foregoing, and without limiting the stipulation to governing law set forth in the Loan Agreement, and ratified and confirmed herein, Borrower irrevocably waives any benefits it may have under California Civil Code Section 1542 which provides: "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” Borrower represents and warrants that it has not assigned to any other Person any Released Claim, and agrees to indemnify Lender against any and all actions, demands, obligations, causes of action, decrees, awards, claims, liabilities, losses and costs, including but not limited to reasonable attorneys' fees of counsel of Lender’s choice and costs, which Lender may sustain or incur as a result of a breach or purported breach of the foregoing representation and warranty.

10.      General Provisions. Borrower hereby ratifies and confirms the continuing validity, enforceability and effectiveness of the Loan Agreement and all other Loan Documents. This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Lender and Borrower, and all other written documents and agreements between Lender and Borrower, set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Lender and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed. Without limiting the generality of the foregoing, the provisions of all subsections of Section 9 of the Loan Agreement (titled “General Provisions”), including without limitation all provisions relating to governing law, venue, jurisdiction, dispute resolution, and the waiver of the right to a jury trial, shall apply equally to this Amendment, and the same are incorporated herein by this reference.

[Signatures on Next Page]

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Pacific Western Bank	Limited Waiver and 5th Amendment to Loan Agreement

Borrower: Accelerize Inc. By /s/ Brian Ross Title CEO	Lender: Pacific Western Bank By /s/ Andrew Yarbrough Title AVP

[Signature Page – Limited Waiver and 5th Amendment to Loan Agreement]